EXHIBIT 10.9

MODIFICATION OF SECURED CONVERTIBLE CONTINGENT PROMISSORY NOTE

     THIS MODIFICATION OF SECURED CONVERTIBLE CONTINGENT PROMISSORY NOTE (this “ Modification ”) dated as of November 16, 2009, is made by and among IPRINT TECHNOLOGIES, LLC, a Delaware limited liability company (" Maker "), MTS PARTNERS, INC. (fka iPRINT TECHNOLOGIES, INC.), a California corporation (" Payee "), AMERICAN TONERSERV CORP., a Delaware corporation (" ATS "), and certain other parties.

RECITALS

A.	The Maker, Payee, and others are parties to that certain Asset Purchase Agreement, dated as of October 31, 2008, (the "APA"), pursuant to which Maker and ATS executed a SECURED CONVERTIBLE CONTINGENT PROMISSORY NOTE (“Contingent Note”) dated October 31, 2008, made payable to Payee.

B.	The Maker, Payee, and others are entering into that certain Second Amendment to APA dated of even date herewith, pursuant to which (i) Subsection 7.2(b)(3) is modified to change the interest rate on the Contingent Note from five percent (5%) per annum to eight percent (8%) per annum beginning November 1, 2009, and (ii) Subsection 7.3(b) of the APA is deleted in its entirety.

C.	The Maker and Payee desire to amend the Contingent Note in accordance with this Modification.

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties agree as follows:

     1. Section 3(a) of the Contingent Note is hereby amended as follows: the interest rate is increased from five percent (5%) per annum to eight percent (8%) per annum beginning November 1, 2009.

     2. Section 4(a) of the Contingent Note is hereby amended as follows: the monthly payment is increased to Forty-Seven Thousand Four Hundred Seventy-Seven and Thirty-six One Hundredths Dollars ($47,477.36) as described in Exhibit C-7, attached hereto.

     3. With the deletion of Section 7.3 of the APA, Section 8 of the Contingent Note is hereby deleted in its entirety.

     4. With the deletion of Section 7.3 of the APA, Section 9 of the Contingent Note is hereby amended as follows: (i) Subsection (i) referencing Section 7.3 of the APA is deleted in its entirety, and (ii) the reference to Section

7.3(b)(4)(ii) in the last sentence of Section 9 is hereby replaced with Section 7.3(b)(5)(ii).

     5. In the event of any conflict between the terms of the Contingent Note and Exhibit C-7, the terms of Exhibit C-7 shall govern.

     6. All other terms and conditions of the Contingent Note not specifically modified hereby are incorporated herein and shall remain in full force and effect.

     7. This Modification may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Modification and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Modification as to the parties and may be used in lieu of the original Modification for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Secured Convertible Contingent Promissory Note as of the date first set forth above.

MAKER:

iPRINT TECHNOLOGIES, LLC,
a Delaware limited liability company

By:	AMERICAN TONERSERV
CORP. ,
a Delaware corporation
Its:	Managing Member

By:	/s/ Chuck Mache
Chuck Mache
Its:	President and CEO

ATS:

AMERICAN TONERSERV CORP. ,
a Delaware corporation

By:	/s/ Chuck Mache
Chuck Mache,
Its:	President and CEO

PAYEE:

MTS PARTNERS, INC. (fka iPRINT
TECHNOLOGIES, INC. ),
a California corporation

By:	/s/ Chad Solter
Chad Solter
Its:	President and Secretary